ACCOUNTANT'S CONSENT

                     (Letterhead of Schiffman Hughes Brown)


                              ACCOUNTANT'S CONSENT



To the Stockholders and Board of Directors
PacificHealth Laboratories, Inc.


We consent to the use of our Independent Auditor's Report dated December 12, 1997 and accompanying financial statements of PacificHealth Laboratories, Inc. (the "Company") for the years ended December 31, 1996 and 1995, in the Prospectus constituting part of Amendment No. 3 to the Company's Registration Statement on Form SB-2 (Registration No. 333-36379) filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption "Experts" in such Prospectus.

/s/ SCHIFFMAN HUGHES BROWN

SCHIFFMAN HUGHES BROWN
Certified Public Accountants
Blue Bell, Pennsylvania
December 16, 1997